Exhibit 99.1

INVESTOR RELATIONS: Samantha Tortora 212.810.5397	MEDIA RELATIONS: Brian Beades 212.810.5596

BlackRock Reports Second Quarter 2020 Diluted EPS of $7.85
New York, July 17, 2020 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and six months ended June 30, 2020.

$100 billion of quarterly total net inflows, driven by fixed income and continued momentum in cash management

6% annualized organic asset growth in the quarter and higher organic base fee growth reflect strength of diversified investment management platform, especially in active capabilities and strategic focus areas of iShares®

4% increase in revenue year-over-year reflects higher performance fees and 17% growth in technology services revenue, driven by continued Aladdin® momentum

10% increase in operating income year-over-year also reflects lower G&A expense, including the impact of $59 million of product launch costs in the prior year quarter

22% increase in diluted EPS reflects higher year-over-year nonoperating income, a lower effective tax rate and a lower diluted share count in the current quarter

$1.1 billion of shares repurchases in the quarter as part of PNC’s successful sale of its entire 22% ownership position

Laurence D. Fink, Chairman and CEO:

“Clients are turning to BlackRock more than ever before as they face increasing uncertainty about the future, and we are bringing together the entirety of our differentiated platform to help them. Clients are relying on BlackRock for our unique insights, guidance and comprehensive investment solutions. This is leading to deeper partnerships, and we’re seeing clients entrust BlackRock with a greater share of their assets.

“BlackRock’s globally integrated asset management and technology platform generated $100 billion of total net inflows in the second quarter, representing 10% annualized organic base fee growth. iShares fixed income ETFs and BlackRock’s active equity strategies both saw record inflows, and leadership in cash solutions drove strength in flows as clients sought liquidity. Momentum also continued in sustainable strategies and illiquid alternatives, where we are investing for future growth.

“BlackRock’s strong fiduciary culture is resonating in the depth of our relationships and the strength of our results. It is one of the key drivers of growth in our Aladdin technology business, and a critical reason why our Financial Markets Advisory team is working with governments around the world as they support their economies.

“Our steadfast focus is on serving all of our stakeholders through this crisis. I am honored by the trust that clients, governments and communities have placed in us, which we approach with a deep sense of responsibility. I am also incredibly proud of our employees, who have come together, even while working remotely, to partner with clients, uphold our One BlackRock culture and live our purpose.

FINANCIAL RESULTS

	Q2	Q2
(in millions, except per share data)	2020	2019
AUM	$7,317,949	$6,842,482
% change	7%
Average AUM	$6,975,779	$6,625,391
% change	5%
Total net flows	$100,217	$150,985

GAAP basis:
Revenue	$3,648	$3,524
% change	4%
Operating income	$1,406	$1,278
% change	10%
Operating margin	38.5%	36.3%
Net income(1)	$1,214	$1,003
% change	21%
Diluted EPS	$7.85	$6.41
% change	22%
Weighted average diluted shares	154.7	156.4
% change	(1)%

As Adjusted:
Operating income(2)	$1,406	$1,278
% change	10%
Operating margin(2)	43.7%	43.1%
Net income(1) (2)	$1,214	$1,003
% change	21%
Diluted EPS(2)	$7.85	$6.41
% change	22%
(1)	Net income represents net income attributable to BlackRock, Inc.
(2)	See notes (1) through (4) to the condensed consolidated statements of income and supplemental information on pages 11 and 12 for more information on as adjusted items and the reconciliation to GAAP.

NET FLOW HIGHLIGHTS

	Q2	YTD
(in billions)	2020	2020
Long-term net flows:	$62.2	$43.5

By region:

Americas	$30.9	$17.2
EMEA	29.0	18.4
APAC	2.3	7.9

By client type:

Retail:	$16.2	$14.7
US	8.4	6.8
International	7.8	7.9

iShares:	$51.0	$64.8
Core	1.3	8.3
Non-Core	49.7	56.5

Institutional:	$(5.0)	$(36.0)
Active	2.5	0.7
Index	(7.5)	(36.7)

Cash management net flows:	$24.2	$76.7

Advisory net flows:	$13.8	$15.0

Total net flows	$100.2	$135.2

BUSINESS RESULTS

				June 30, 2020	Q2 2020
	Q2 2020	June 30, 2020	Q2 2020	AUM	Base fees(1)
(in millions), (unaudited)	Net flows	AUM	Base fees(1)	% of Total	% of Total
RESULTS BY CLIENT TYPE
Retail	$16,210	$695,154	$825	9%	28%
iShares ETFs	50,970	2,162,597	1,089	30%	37%
Institutional:
Active	2,513	1,341,610	546	18%	18%
Index	(7,486)	2,482,336	295	35%	10%
Total institutional	(4,973)	3,823,946	841	53%	28%
Long-term	62,207	6,681,697	2,755	92%	93%
Cash management	24,198	619,351	211	8%	7%
Advisory(2)	13,812	16,901	-	-	-
Total	$100,217	$7,317,949	$2,966	100%	100%

RESULTS BY INVESTMENT STYLE
Active	$18,563	$1,943,828	$1,354	27%	46%
Index and iShares ETFs	43,644	4,737,869	1,401	65%	47%
Long-term	62,207	6,681,697	2,755	92%	93%
Cash management	24,198	619,351	211	8%	7%
Advisory(2)	13,812	16,901	-	-	-
Total	$100,217	$7,317,949	$2,966	100%	100%

RESULTS BY PRODUCT TYPE
Equity	$(4,414)	$3,519,225	$1,351	48%	46%
Fixed income	60,266	2,411,092	854	33%	29%
Multi-asset	(4,754)	551,362	270	8%	9%
Alternatives	11,109	200,018	280	3%	9%
Long-term	62,207	6,681,697	2,755	92%	93%
Cash management	24,198	619,351	211	8%	7%
Advisory(2)	13,812	16,901	-	-	-
Total	$100,217	$7,317,949	$2,966	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.
(2)

Approximately $3.9 billion of iShares ETFs AUM held in advisory accounts associated with the Federal Reserve Bank of New York (“FRBNY”) assignment as of June 30, 2020 (disclosed via FRBNY reporting as of July 10, 2020) are included within iShares AUM or Fixed Income AUM above. These holdings are excluded from Advisory AUM.

INVESTMENT PERFORMANCE AT June 30, 2020(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	75%	82%	84%
Tax-exempt	29%	53%	62%
Index AUM within or above applicable tolerance	81%	97%	91%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	76%	82%	85%
Systematic	33%	76%	71%
Index AUM within or above applicable tolerance	95%	98%	97%

(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 13 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Gary S. Shedlin, will host a teleconference call for investors and analysts on Friday, July 17, 2020 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 7266989). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 11:30 a.m. (Eastern Time) on Friday, July 17, 2020 and ending at midnight on Friday, July 31, 2020. To access the replay of the teleconference, callers from the United States should dial (855) 859-2056 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 7266989. To access the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of June 30, 2020, the firm managed approximately $7.32 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com | Twitter: @blackrock | Blog: www.blackrockblog.com | LinkedIn: www.linkedin.com/company/blackrock.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	June 30,				March 31,
	2020	2019	Change		2020	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,966	$2,903	$63		$3,055	$(89)
Investment advisory performance fees	112	64	48		41	71
Technology services revenue	278	237	41		274	4
Distribution fees	253	267	(14)		276	(23)
Advisory and other revenue	39	53	(14)		64	(25)
Total revenue	3,648	3,524	124		3,710	(62)

Expense
Employee compensation and benefits	1,152	1,083	69		1,137	15
Distribution and servicing costs	429	416	13		445	(16)
Direct fund expense	246	252	(6)		277	(31)
General and administration	388	470	(82)		1,142	(754)
Amortization of intangible assets	27	25	2		25	2
Total expense	2,242	2,246	(4)		3,026	(784)

Operating income	1,406	1,278	128		684	722

Nonoperating income (expense)
Net gain (loss) on investments	398	89	309		(40)	438
Interest and dividend income	10	20	(10)		15	(5)
Interest expense	(51)	(52)	1		(46)	(5)
Total nonoperating income (expense)	357	57	300		(71)	428

Income before income taxes	1,763	1,335	428		613	1,150
Income tax expense (benefit)	361	322	39		(14)	375
Net income	1,402	1,013	389		627	775
Less:
Net income (loss) attributable to noncontrolling interests	188	10	178		(179)	367
Net income attributable to BlackRock, Inc.	$1,214	$1,003	$211		$806	$408

Weighted-average common shares outstanding
Basic	153,732,878	155,354,552	(1,621,674)		155,243,279	(1,510,401)
Diluted	154,712,032	156,360,741	(1,648,709)		156,416,726	(1,704,694)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$7.90	$6.46	$1.44		$5.19	$2.71
Diluted	$7.85	$6.41	$1.44		$5.15	$2.70
Cash dividends declared and paid per share	$3.63	$3.30	$0.33		$3.63	$-

Supplemental information:

AUM (end of period)	$7,317,949	$6,842,482	$475,467		$6,466,668	$851,281
Shares outstanding (end of period)	152,460,239	155,366,861	(2,906,622)		155,085,806	(2,625,567)
GAAP:
Operating margin	38.5%	36.3%	220	bps	18.4%	2,010	bps
Effective tax rate	22.9%	24.3%	(140	) bps	(1.7)%	2,460	bps
As adjusted:
Operating income (1)	$1,406	$1,278	$128		$1,273	$133
Operating margin (1)	43.7%	43.1%	60	bps	41.7%	200	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$169	$47	$122		$(14)	$183
Net income attributable to BlackRock, Inc. (3)	$1,214	$1,003	$211		$1,032	$182
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$7.85	$6.41	$1.44		$6.60	$1.25
Effective tax rate	22.9%	24.3%	(140	) bps	18.0%	490	bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except shares and per share data), (unaudited)

	Six Months Ended
	June 30,
	2020	2019	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$6,021	$5,708	$313
Investment advisory performance fees	153	90	63
Technology services revenue	552	441	111
Distribution fees	529	529	-
Advisory and other revenue	103	102	1
Total revenue	7,358	6,870	488

Expense
Employee compensation and benefits	2,289	2,147	142
Distribution and servicing costs	874	820	54
Direct fund expense	523	494	29
General and administration	1,530	858	672
Amortization of intangible assets	52	40	12
Total expense	5,268	4,359	909

Operating income	2,090	2,511	(421)

Nonoperating income (expense)
Net gain (loss) on investments	358	231	127
Interest and dividend income	25	49	(24)
Interest expense	(97)	(98)	1
Total nonoperating income (expense)	286	182	104

Income before income taxes	2,376	2,693	(317)
Income tax expense (benefit)	347	620	(273)
Net income	2,029	2,073	(44)
Less:
Net income (loss) attributable to noncontrolling interests	9	17	(8)
Net income attributable to BlackRock, Inc.	$2,020	$2,056	$(36)

Weighted-average common shares outstanding
Basic	154,488,079	156,803,244	(2,315,165)
Diluted	155,556,187	157,853,711	(2,297,524)
Earnings per share attributable to BlackRock, Inc. common stockholders (4)
Basic	$13.08	$13.11	$(0.03)
Diluted	$12.99	$13.02	$(0.03)
Cash dividends declared and paid per share	$7.26	$6.60	$0.66

Supplemental information:

AUM (end of period)	$7,317,949	$6,842,482	$475,467
Shares outstanding (end of period)	152,460,239	155,366,861	(2,906,622)
GAAP:
Operating margin	28.4%	36.6%	(820	) bps
Effective tax rate	14.7%	23.2%	(850	) bps
As adjusted:
Operating income (1)	$2,679	$2,511	$168
Operating margin (1)	42.7%	42.5%	20	bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (2)	$155	$165	$(10)
Net income attributable to BlackRock, Inc. (3)	$2,246	$2,056	$190
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3) (4)	$14.44	$13.02	$1.42
Effective tax rate	20.7%	23.2%	(250	) bps

See pages 11-12 for the reconciliation to GAAP and notes (1) through (4) for more information on as adjusted items.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product Type
		Net
	March 31,	inflows	Market		June 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$204,742	$7,134	$41,803	$425	$254,104	$234,908
Fixed income	278,057	8,656	13,721	726	301,160	290,404
Multi-asset	101,032	(1,345)	12,127	120	111,934	107,444
Alternatives	24,993	1,765	1,158	40	27,956	26,315
Retail subtotal	608,824	16,210	68,809	1,311	695,154	659,071
iShares ETFs:
Equity	1,253,690	(14,249)	226,848	4,025	1,470,314	1,384,781
Fixed income	554,009	57,306	20,451	2,332	634,098	594,631
Multi-asset	4,499	52	503	20	5,074	4,850
Alternatives	39,992	7,861	5,205	53	53,111	46,967
iShares ETFs subtotal	1,852,190	50,970	253,007	6,430	2,162,597	2,031,229
Institutional:
Active:
Equity	112,440	(316)	20,937	871	133,932	124,521
Fixed income	625,345	4,978	33,808	2,562	666,693	646,344
Multi-asset	381,416	(3,337)	45,012	3,462	426,553	406,737
Alternatives	110,891	1,188	1,787	566	114,432	112,512
Active subtotal	1,230,092	2,513	101,544	7,461	1,341,610	1,290,114
Index:
Equity	1,388,790	3,017	261,528	7,540	1,660,875	1,555,131
Fixed income	778,404	(10,674)	38,702	2,709	809,141	795,846
Multi-asset	7,230	(124)	682	13	7,801	7,628
Alternatives	4,075	295	153	(4)	4,519	4,229
Index subtotal	2,178,499	(7,486)	301,065	10,258	2,482,336	2,362,834
Institutional subtotal	3,408,591	(4,973)	402,609	17,719	3,823,946	3,652,948
Long-term	5,869,605	62,207	724,425	25,460	6,681,697	6,343,248
Cash management	594,089	24,198	143	921	619,351	621,985
Advisory (3)	2,974	13,812	94	21	16,901	10,546
Total	$6,466,668	$100,217	$724,662	$26,402	$7,317,949	$6,975,779
Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	March 31,	inflows	Market		June 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$252,758	$7,647	$51,204	$1,200	$312,809	$287,991
Fixed income	887,458	12,645	46,761	3,279	950,143	919,877
Multi-asset	482,450	(4,682)	57,139	3,582	538,489	514,181
Alternatives	135,882	2,953	2,946	606	142,387	138,826
Active subtotal	1,758,548	18,563	158,050	8,667	1,943,828	1,860,875
Index and iShares ETFs:
iShares ETFs:
Equity	1,253,690	(14,249)	226,848	4,025	1,470,314	1,384,781
Fixed income	554,009	57,306	20,451	2,332	634,098	594,631
Multi-asset	4,499	52	503	20	5,074	4,850
Alternatives	39,992	7,861	5,205	53	53,111	46,967
iShares ETFs subtotal	1,852,190	50,970	253,007	6,430	2,162,597	2,031,229
Non-ETF Index:
Equity	1,453,214	2,188	273,064	7,636	1,736,102	1,626,569
Fixed income	794,348	(9,685)	39,470	2,718	826,851	812,717
Multi-asset	7,228	(124)	682	13	7,799	7,628
Alternatives	4,077	295	152	(4)	4,520	4,230
Non-ETF Index subtotal	2,258,867	(7,326)	313,368	10,363	2,575,272	2,451,144
Index and iShares ETFs subtotal	4,111,057	43,644	566,375	16,793	4,737,869	4,482,373
Long-Term	$5,869,605	$62,207	$724,425	$25,460	$6,681,697	$6,343,248
Current Quarter Component Changes by Product Type (Long-Term)
		Net
	March 31,	inflows	Market		June 30,
	2020	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$2,959,662	$(4,414)	$551,116	$12,861	$3,519,225	$3,299,341
Fixed income	2,235,815	60,266	106,682	8,329	2,411,092	2,327,225
Multi-asset	494,177	(4,754)	58,324	3,615	551,362	526,659
Alternatives:
Illiquid alternatives	75,101	1,585	(365)	286	76,607	75,954
Liquid alternatives	58,127	1,395	3,280	318	63,120	60,226
Currency and commodities(4)	46,723	8,129	5,388	51	60,291	53,843
Alternatives subtotal	179,951	11,109	8,303	655	200,018	190,023
Long-Term	$5,869,605	$62,207	$724,425	$25,460	$6,681,697	$6,343,248

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $3.9 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2020 (disclosed via FRBNY reporting as of July 10, 2020) are included within Fixed Income iShares AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Client Type and Product Type
		Net
	December 31,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$252,413	$16,236	$(11,177)	$(3,368)	$254,104	$240,942
Fixed income	305,265	243	(977)	(3,371)	301,160	298,574
Multi-asset	120,439	(4,903)	(3,048)	(554)	111,934	112,349
Alternatives	25,180	3,108	(207)	(125)	27,956	26,277
Retail subtotal	703,297	14,684	(15,409)	(7,418)	695,154	678,142
iShares ETFs:
Equity	1,632,972	(3,801)	(153,420)	(5,437)	1,470,314	1,467,523
Fixed income	565,790	55,670	14,040	(1,402)	634,098	587,842
Multi-asset	5,210	76	(191)	(21)	5,074	4,990
Alternatives	36,093	12,857	4,174	(13)	53,111	43,199
iShares ETFs subtotal	2,240,065	64,802	(135,397)	(6,873)	2,162,597	2,103,554
Institutional:
Active:
Equity	141,118	708	(6,342)	(1,552)	133,932	129,527
Fixed income	651,368	(8,930)	27,735	(3,480)	666,693	652,186
Multi-asset	434,233	4,857	(8,281)	(4,256)	426,553	418,451
Alternatives	111,951	4,016	(492)	(1,043)	114,432	112,359
Active subtotal	1,338,670	651	12,620	(10,331)	1,341,610	1,312,523
Index:
Equity	1,793,826	(14,395)	(104,885)	(13,671)	1,660,875	1,629,613
Fixed income	792,969	(22,089)	61,750	(23,489)	809,141	802,752
Multi-asset	8,239	(393)	(49)	4	7,801	7,981
Alternatives	4,848	288	(541)	(76)	4,519	4,406
Index subtotal	2,599,882	(36,589)	(43,725)	(37,232)	2,482,336	2,444,752
Institutional subtotal	3,938,552	(35,938)	(31,105)	(47,563)	3,823,946	3,757,275
Long-term	6,881,914	43,548	(181,911)	(61,854)	6,681,697	6,538,971
Cash management	545,949	76,639	(117)	(3,120)	619,351	587,844
Advisory (3)	1,770	15,019	142	(30)	16,901	6,798
Total	$7,429,633	$135,206	$(181,886)	$(65,004)	$7,317,949	$7,133,613
Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)
		Net
	December 31,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$316,145	$11,554	$(12,073)	$(2,817)	$312,809	$296,949
Fixed income	939,275	(9,016)	25,926	(6,042)	950,143	933,514
Multi-asset	554,672	(44)	(11,329)	(4,810)	538,489	530,799
Alternatives	137,130	7,124	(699)	(1,168)	142,387	138,635
Active subtotal	1,947,222	9,618	1,825	(14,837)	1,943,828	1,899,897
Index and iShares ETFs:
iShares ETFs:
Equity	1,632,972	(3,801)	(153,420)	(5,437)	1,470,314	1,467,523
Fixed income	565,790	55,670	14,040	(1,402)	634,098	587,842
Multi-asset	5,210	76	(191)	(21)	5,074	4,990
Alternatives	36,093	12,857	4,174	(13)	53,111	43,199
iShares ETFs subtotal	2,240,065	64,802	(135,397)	(6,873)	2,162,597	2,103,554
Non-ETF Index:
Equity	1,871,212	(9,005)	(110,331)	(15,774)	1,736,102	1,703,133
Fixed income	810,327	(21,760)	62,582	(24,298)	826,851	819,998
Multi-asset	8,239	(395)	(49)	4	7,799	7,982
Alternatives	4,849	288	(541)	(76)	4,520	4,407
Non-ETF Index subtotal	2,694,627	(30,872)	(48,339)	(40,144)	2,575,272	2,535,520
Index and iShares ETFs subtotal	4,934,692	33,930	(183,736)	(47,017)	4,737,869	4,639,074
Long-Term	$6,881,914	$43,548	$(181,911)	$(61,854)	$6,681,697	$6,538,971
Year-to-Date Component Changes by Product Type (Long-Term)
		Net
	December 31,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,820,329	$(1,252)	$(275,824)	$(24,028)	$3,519,225	$3,467,605
Fixed income	2,315,392	24,894	102,548	(31,742)	2,411,092	2,341,354
Multi-asset	568,121	(363)	(11,569)	(4,827)	551,362	543,771
Alternatives:
Illiquid alternatives	75,349	4,152	(2,129)	(765)	76,607	75,705
Liquid alternatives	59,048	2,956	1,535	(419)	63,120	60,261
Currency and commodities(4)	43,675	13,161	3,528	(73)	60,291	50,275
Alternatives subtotal	178,072	20,269	2,934	(1,257)	200,018	186,241
Long-Term	$6,881,914	$43,548	$(181,911)	$(61,854)	$6,681,697	$6,538,971

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing seven months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $3.9 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2020 (disclosed via FRBNY reporting as of July 10, 2020) are included within Fixed Income iShares AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product Type
		Net
	June 30,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Retail:
Equity	$232,429	$21,011	$2,307	$(1,643)	$254,104	$238,057
Fixed income	291,772	10,186	2,182	(2,980)	301,160	297,562
Multi-asset	118,135	(7,463)	1,660	(398)	111,934	114,692
Alternatives	22,570	5,659	(177)	(96)	27,956	24,917
Retail subtotal	664,906	29,393	5,972	(5,117)	695,154	675,228
iShares ETFs:
Equity	1,462,623	58,351	(45,191)	(5,469)	1,470,314	1,476,916
Fixed income	513,843	104,309	17,688	(1,742)	634,098	563,566
Multi-asset	4,442	666	(17)	(17)	5,074	4,833
Alternatives	27,959	18,183	6,981	(12)	53,111	38,367
iShares ETFs subtotal	2,008,867	181,509	(20,539)	(7,240)	2,162,597	2,083,682
Institutional:
Active:
Equity	125,884	5,176	3,793	(921)	133,932	129,091
Fixed income	649,924	(26,222)	45,319	(2,328)	666,693	652,323
Multi-asset	393,101	21,311	16,119	(3,978)	426,553	410,295
Alternatives	103,623	11,302	179	(672)	114,432	109,375
Active subtotal	1,272,532	11,567	65,410	(7,899)	1,341,610	1,301,084
Index:
Equity	1,664,933	(37,274)	41,472	(8,256)	1,660,875	1,651,852
Fixed income	735,591	9,885	73,443	(9,778)	809,141	786,774
Multi-asset	8,050	(526)	293	(16)	7,801	8,011
Alternatives	4,617	289	(353)	(34)	4,519	4,490
Index subtotal	2,413,191	(27,626)	114,855	(18,084)	2,482,336	2,451,127
Institutional subtotal	3,685,723	(16,059)	180,265	(25,983)	3,823,946	3,752,211
Long-term	6,359,496	194,843	165,698	(38,340)	6,681,697	6,511,121
Cash management	481,208	138,426	1,516	(1,799)	619,351	552,549
Advisory (3)	1,778	15,021	136	(34)	16,901	4,472
Total	$6,842,482	$348,290	$167,350	$(40,173)	$7,317,949	$7,068,142
Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Active:
Equity	$289,870	$17,570	$7,084	$(1,715)	$312,809	$295,079
Fixed income	926,097	(17,456)	46,473	(4,971)	950,143	933,192
Multi-asset	511,236	13,849	17,780	(4,376)	538,489	524,986
Alternatives	126,190	16,961	4	(768)	142,387	134,291
Active subtotal	1,853,393	30,924	71,341	(11,830)	1,943,828	1,887,548
Index and iShares ETFs:
iShares ETFs
Equity	1,462,623	58,351	(45,191)	(5,469)	1,470,314	1,476,916
Fixed income	513,843	104,309	17,688	(1,742)	634,098	563,566
Multi-asset	4,442	666	(17)	(17)	5,074	4,833
Alternatives	27,959	18,183	6,981	(12)	53,111	38,367
iShares ETFs subtotal	2,008,867	181,509	(20,539)	(7,240)	2,162,597	2,083,682
Non-ETF Index
Equity	1,733,376	(28,657)	40,488	(9,105)	1,736,102	1,723,921
Fixed income	751,190	11,305	74,471	(10,115)	826,851	803,467
Multi-asset	8,050	(527)	292	(16)	7,799	8,012
Alternatives	4,620	289	(355)	(34)	4,520	4,491
Non-ETF Index subtotal	2,497,236	(17,590)	114,896	(19,270)	2,575,272	2,539,891
Index and iShares ETFs subtotal	4,506,103	163,919	94,357	(26,510)	4,737,869	4,623,573
Long-Term	$6,359,496	$194,843	$165,698	$(38,340)	$6,681,697	$6,511,121
Year-over-Year Component Changes by Product Type (Long-Term)
		Net
	June 30,	inflows	Market		June 30,
	2019	(outflows)	change	FX impact (1)	2020	Average AUM (2)
Equity	$3,485,869	$47,264	$2,381	$(16,289)	$3,519,225	$3,495,916
Fixed income	2,191,130	98,158	138,632	(16,828)	2,411,092	2,300,225
Multi-asset	523,728	13,988	18,055	(4,409)	551,362	537,831
Alternatives:
Illiquid alternatives	67,910	11,335	(2,147)	(491)	76,607	73,083
Liquid alternatives	55,514	5,634	2,246	(274)	63,120	58,510
Currency and commodities(4)	35,345	18,464	6,531	(49)	60,291	45,556
Alternatives subtotal	158,769	35,433	6,630	(814)	200,018	177,149
Long-Term	$6,359,496	$194,843	$165,698	$(38,340)	$6,681,697	$6,511,121

(1)	Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(2)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(3)

Advisory AUM represents mandates linked to purchases and disposition of assets and portfolios on behalf of official institutions and long-term portfolio liquidation assignments. Approximately $3.9 billion of iShares ETFs AUM held in advisory accounts associated with the FRBNY assignment as of June 30, 2020 (disclosed via FRBNY reporting as of July 10, 2020) are included within Fixed Income iShares AUM above. These holdings are excluded from Advisory AUM in the first table above.

(4)	Amounts include commodity iShares ETFs.

SUMMARY OF REVENUE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$381	$385	$(4)	$398	$(17)	$779	$760	$19
iShares ETFs	792	870	(78)	879	(87)	1,671	1,717	(46)
Non-ETF Index	178	163	15	163	15	341	327	14
Equity subtotal	1,351	1,418	(67)	1,440	(89)	2,791	2,804	(13)
Fixed income:
Active	464	474	(10)	481	(17)	945	931	14
iShares ETFs	261	234	27	259	2	520	454	66
Non-ETF Index	129	98	31	112	17	241	195	46
Fixed income subtotal	854	806	48	852	2	1,706	1,580	126
Multi-asset	270	288	(18)	293	(23)	563	564	(1)
Alternatives:
Illiquid alternatives	128	118	10	148	(20)	276	228	48
Liquid alternatives	117	102	15	112	5	229	196	33
Currency and commodities	35	24	11	32	3	67	48	19
Alternatives subtotal	280	244	36	292	(12)	572	472	100
Long-term	2,755	2,756	(1)	2,877	(122)	5,632	5,420	212
Cash management	211	147	64	178	33	389	288	101
Total base fees	2,966	2,903	63	3,055	(89)	6,021	5,708	313
Investment advisory performance fees:
Equity	23	4	19	2	21	25	4	21
Fixed income	2	-	2	2	-	4	2	2
Multi-asset	2	6	(4)	1	1	3	6	(3)
Alternatives:
Illiquid alternatives	32	15	17	17	15	49	35	14
Liquid alternatives	53	39	14	19	34	72	43	29
Alternatives subtotal	85	54	31	36	49	121	78	43
Total performance fees	112	64	48	41	71	153	90	63
Technology services revenue	278	237	41	274	4	552	441	111
Distribution fees:
Retrocessions	162	164	(2)	169	(7)	331	325	6
12b-1 fees (US mutual fund distribution fees)	78	88	(10)	91	(13)	169	177	(8)
Other	13	15	(2)	16	(3)	29	27	2
Total distribution fees	253	267	(14)	276	(23)	529	529	-
Advisory and other revenue:
Advisory	17	22	(5)	17	-	34	41	(7)
Other	22	31	(9)	47	(25)	69	61	8
Total advisory and other revenue	39	53	(14)	64	(25)	103	102	1
Total revenue	$3,648	$3,524	$124	$3,710	$(62)	$7,358	$6,870	$488

Highlights

•

Investment advisory, administration fees and securities lending revenue increased $63 million from the second quarter of 2019, primarily driven by organic growth and higher securities lending revenue, partially offset by the negative impact of equity beta and foreign exchange movements on average AUM, and strategic pricing changes to certain products.

Investment advisory, administration fees and securities lending revenue decreased $89 million from the first quarter of 2020, primarily driven by the impact of first quarter global market declines and foreign exchange movements on average AUM, partially offset by higher securities lending revenue and organic growth.

Securities lending revenue of $210 million increased $60 million from the second quarter of 2019 and $52 million from the first quarter of 2020, primarily reflecting higher asset spreads and average balances of securities on loan.

•

Performance fees increased $48 million from the second quarter of 2019 and $71 million from the first quarter of 2020, primarily reflecting higher revenue from alternative and long-only equity products.

•	Technology services revenue increased $41 million from the second quarter of 2019, primarily reflecting higher revenue from Aladdin.
•

Advisory and other revenue decreased $25 million from the first quarter of 2020, primarily reflecting the impact of the previously announced charitable contribution of BlackRock’s remaining 20% stake in PennyMac Financial Services, Inc. (the “Charitable Contribution”) in the first quarter of 2020 and lower transition management assignments.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Operating expense
Employee compensation and benefits	$1,152	$1,083	$69	$1,137	$15	$2,289	$2,147	$142
Distribution and servicing costs:
Retrocessions	162	164	(2)	169	(7)	331	325	6
12b-1 costs	75	88	(13)	89	(14)	164	176	(12)
Other	192	164	28	187	5	379	319	60
Total distribution and servicing costs	429	416	13	445	(16)	874	820	54
Direct fund expense	246	252	(6)	277	(31)	523	494	29
General and administration:
Marketing and promotional	39	81	(42)	69	(30)	108	162	(54)
Occupancy and office related	80	75	5	78	2	158	149	9
Portfolio services	65	65	-	65	-	130	127	3
Technology	92	67	25	88	4	180	136	44
Professional services	41	44	(3)	44	(3)	85	77	8
Communications	14	10	4	12	2	26	19	7
Foreign exchange remeasurement	1	12	(11)	5	(4)	6	20	(14)
Contingent consideration fair value adjustments	(2)	13	(15)	25	(27)	23	19	4
Product launch costs	-	59	(59)	84	(84)	84	59	25
Charitable Contribution	-	-	-	589	(589)	589	-	589
Other general and administration	58	44	14	83	(25)	141	90	51
Total general and administration expense	388	470	(82)	1,142	(754)	1,530	858	672
Amortization of intangible assets	27	25	2	25	2	52	40	12
Total operating expense	$2,242	$2,246	$(4)	$3,026	$(784)	$5,268	$4,359	$909

Highlights

•	Employee compensation and benefits expense increased $69 million from the second quarter of 2019, reflecting higher base and incentive compensation, driven in part by higher performance fees.

Employee compensation and benefits expense increased $15 million from the first quarter of 2020, primarily reflecting higher incentive compensation, driven in part by higher performance fees, partially offset by lower seasonal payroll taxes in the current quarter.

•	Direct fund expense decreased $31 million from the first quarter of 2020, including the impact of lower average AUM.
•

General and administration expense decreased $82 million from the second quarter of 2019, reflecting lower marketing and promotional expense, lower contingent consideration fair value adjustments related to prior acquisitions and lower foreign exchange remeasurement expense, partially offset by higher technology expense, including certain costs related to COVID-19 and a $12 million impairment of a fixed asset incurred in the current quarter. The decrease also reflected the impact of $59 million of product launch costs incurred in the second quarter of 2019.

General and administration expense decreased $754 million from the first quarter of 2020, primarily reflecting the impact of significant expense incurred in the first quarter of 2020, including $589 million of expense related to the Charitable Contribution, $84 million of product launch costs, costs related to certain legal matters, including Aviron Capital, LLC, and lower contingent consideration fair value adjustments related to prior acquisitions. The decrease also reflected lower marketing and promotional expense, partially offset by a $12 million impairment of a fixed asset incurred in the current quarter.

INCOME TAX EXPENSE (Benefit)

	Three Months				Three Months			Six Months
	Ended				Ended			Ended
	June 30,				March 31,			June 30,
(in millions), (unaudited)	2020	2019	Change		2020	Change		2020	2019	Change
Income tax expense (benefit)	$361	$322	$39		$(14)	$375		$347	$620	$(273)
Effective tax rate	22.9%	24.3%	(140	) bps	(1.7)%	2,460	bps	14.7%	23.2%	(850	) bps

Highlights

•

First quarter 2020 income tax benefit included a discrete tax benefit of $241 million recognized in connection with the Charitable Contribution and $64 million of other discrete tax benefits, including benefits related to stock-based compensation awards that vested in the first quarter of 2020.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Nonoperating income (expense), GAAP basis	$357	$57	$300	$(71)	$428	$286	$182	$104
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	188	10	178	(179)	367	9	17	(8)
Nonoperating income (expense)(1)	$169	$47	$122	$108	$61	$277	$165	$112

	Three Months			Three Months		Six Months
	Ended			Ended		Ended
	June 30,			March 31,		June 30,
(in millions), (unaudited)	2020	2019	Change	2020	Change	2020	2019	Change
Net gain (loss) on investments(1)
Private equity	$8	$32	$(24)	$(18)	$26	$(10)	$32	$(42)
Real assets	-	4	(4)	5	(5)	5	10	(5)
Other alternatives(2)	21	7	14	(25)	46	(4)	15	(19)
Other investments(3)	130	31	99	(150)	280	(20)	104	(124)
Subtotal	159	74	85	(188)	347	(29)	161	(190)
Gain related to the Charitable Contribution	-	-	-	122	(122)	122	-	122
Other gains (losses)(4)	51	5	46	205	(154)	256	53	203
Total net gain (loss) on investments(1)	210	79	131	139	71	349	214	135
Interest and dividend income	10	20	(10)	15	(5)	25	49	(24)
Interest expense	(51)	(52)	1	(46)	(5)	(97)	(98)	1
Net interest expense	(41)	(32)	(9)	(31)	(10)	(72)	(49)	(23)
Nonoperating income (expense)(1)	$169	$47	$122	$108	$61	$277	$165	$112

(1)

Net of net income (loss) attributable to NCI. Management believes nonoperating income (expense), as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP see note (2) to the condensed consolidated statements of income and supplemental information on pages 11 and 12.

(2)	Amounts primarily include net gains (losses) related to direct hedge fund strategies and hedge fund solutions.
(3)	Amounts primarily include net gains (losses) related to unhedged equity, fixed income and multi-asset investments.
(4)

The amounts for the three months ended March 31, 2020 and six months ended June 30, 2020 include a nonoperating pre-tax gain of approximately $240 million in connection with a recapitalization of iCapital Network, Inc. Additional amounts primarily include noncash pre-tax gains (losses) related to the revaluation of a corporate minority investment.

RECONCILIATION OF US GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Operating income, GAAP basis	$1,406	$1,278	$684	$2,090	$2,511
Non-GAAP expense adjustment:
Charitable Contribution	-	-	589	589	-
Operating income, as adjusted (1)	1,406	1,278	1,273	2,679	2,511
Product launch costs and commissions	-	61	87	87	61
Operating income used for operating margin measurement	$1,406	$1,339	$1,360	$2,766	$2,572
Revenue, GAAP basis	$3,648	$3,524	$3,710	$7,358	$6,870
Non-GAAP adjustments:
Distribution fees	(253)	(267)	(276)	(529)	(529)
Investment advisory fees	(176)	(149)	(169)	(345)	(291)
Revenue used for operating margin measurement	$3,219	$3,108	$3,265	$6,484	$6,050
Operating margin, GAAP basis	38.5%	36.3%	18.4%	28.4%	36.6%
Operating margin, as adjusted (1)	43.7%	43.1%	41.7%	42.7%	42.5%

See note (1) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions), (unaudited)	2020	2019	2020	2020	2019
Nonoperating income (expense), GAAP basis	$357	$57	$(71)	$286	$182
Less: Net income (loss) attributable to NCI	188	10	(179)	9	17
Nonoperating income (expense), net of NCI	169	47	108	277	165
Less: Gain related to the Charitable Contribution	-	-	122	122	-
Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted (2)	$169	$47	$(14)	$155	$165

See note (2) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

RECONCILIATION OF US GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
(in millions, except per share data), (unaudited)	2020	2019	2020	2020	2019
Net income attributable to BlackRock, Inc., GAAP basis	$1,214	$1,003	$806	$2,020	$2,056
Non-GAAP adjustments:
Charitable Contribution, net of tax	-	-	226	226	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,214	$1,003	$1,032	$2,246	$2,056
Diluted weighted-average common shares outstanding (4)	154.7	156.4	156.4	155.6	157.9
Diluted earnings per common share, GAAP basis (4)	$7.85	$6.41	$5.15	$12.99	$13.02
Diluted earnings per common share, as adjusted (3) (4)	$7.85	$6.41	$6.60	$14.44	$13.02

See notes (3) and (4) to the condensed consolidated statements of income and supplemental information on page 12 for more information on as adjusted items and the reconciliation to GAAP.

NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance.  Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees.  Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•

Operating income, as adjusted, included a non-GAAP expense adjustment in the first quarter of 2020. The Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g. closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted:  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods.  Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results, which ultimately impact BlackRock’s book value. In the first quarter of 2020, the noncash, nonoperating pre-tax gain of $122 million related to the Charitable Contribution has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, due to its nonrecurring nature.

(3) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, operating margin, as adjusted, and nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, for information on the Charitable Contribution.

The first quarter of 2020 included a discrete tax benefit of $241 million recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the non-recurring nature of the Charitable Contribution.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted average common shares outstanding.

(4) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as BlackRock’s products, clients, vendors and employees, and BlackRock’s results of operations, the full extent of which may be unknown; (2) the introduction, withdrawal, success and timing of business initiatives and strategies; (3) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management (“AUM”); (4) the relative and absolute investment performance of BlackRock’s investment products; (5) BlackRock’s ability to develop new products and services that address client preferences; (6) the impact of increased competition; (7) the impact of future acquisitions or divestitures; (8) BlackRock’s ability to integrate acquired businesses successfully; (9) the unfavorable resolution of legal proceedings; (10) the extent and timing of any share repurchases; (11) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (16) the ability to attract and retain highly talented professionals; (17) fluctuations in the carrying value of BlackRock’s economic investments; (18) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (19) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (20) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (21) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds (“ETF”) platform; (22) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (23) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of June 30, 2020 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of May 31, 2020. The performance data does not include accounts terminated prior to June 30, 2020 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of June 30, 2020 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.